UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WHITE DENTAL SUPPLY, INC.
(Name of small business issuer in its charter)

Nevada	5961	20-4622782
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11677 N. 91st Place
Scottsdale, Arizona 85260
(480) 330-1922
(Address and telephone number of principal executive offices)

11677 N. 91st Place
Scottsdale, Arizona 85260
(480) 330-1922
(Address of principal place of business or intended principal place of business)

Savoy Financial Group, Inc.
6767 W Tropicana Ave, Suite 207
Las Vegas NV 89103
(702) 248-1027
(Name, address and telephone number of agent for service)

Copies to:
Randy Brumbaugh, Esq.
417 W. Foothill Blvd.
PMB B-175
Glendora, CA 91741

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

________________________________________________________________________________________________________________________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ________________________________________________________________________________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ________________________________________________________________________________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ________________________________________________________________________________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

________________________________________________________________________________________________________________________

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount of Shares to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	3,000,000 (1)	$0.05 (2)	$150,000.00	$16.05

(1)

Represents shares offered directly to the public by us.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

WHITE DENTAL SUPPLY, INC.

3,000,000 shares of common stock

$0.05 per share

White Dental Supply, Inc. is offering on a best-efforts basis a minimum of 700,000 and up to 3,000,000 shares of common stock at a price of $0.05 cents per share.  The shares are intended to be sold directly through the efforts of Nancy White, our President and sole director, and Michael White, an officer.  The intended methods of communication include, without limitation, telephone and personal contact.  For more information, see "Plan of Distribution" on page 11.

The proceeds from the sale of the shares in this offering will be payable to William F. Doran Trust Account fbo White Dental.  All subscription funds will be held in the Escrow Account pending the achievement of the minimum offering and no funds shall be released to White Dental Supply, Inc. until such a time as the minimum proceeds are raised.  If the minimum offering is not achieved within 365 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  See "Plan of Distribution."

The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed or (ii) 365 days from the date of this prospectus.  We will not extend the offering period beyond 365 days from the effective date of the prospectus.

Prior to this offering, there has been no public market for our common stock.

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See "Risk Factors" starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Offered by the Issuer	Number of Shares	Offering Price	Underwriting Discounts & Commissions (See "Plan of Distribution" beginning on page 11)	Proceeds to the Company
Per Share	1	$0.05	$0.00	$0.05
Total Minimum	700,000	$35,000.00	$0.00	$35,000.00
Total Maximum	3,000,000	$150,000.00	$0.00	$150,000.00

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

White Dental Supply, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is January 26, 2007

PART I: INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors

The Company

We were originally incorporated in the State of Nevada on March 29, 2006.  We are a development stage company that plans to sell dental supplies via direct sales.  Our target market includes both retail customers and industry participants, such as dental hygienists.  To date, we have begun to implement our business plan but have not commenced our planned principal operations and have no significant assets.  Our operations have been devoted primarily to startup and development activities, which include the formation of our corporate identity, obtaining capital through sales of our common stock and reserving a web domain name at www.whitedentalsupply.com.

Since our inception on March 29, 2006 to December 31, 2006, we have not generated any revenues and have incurred a net loss of $14,690.  It is hoped that we will begin to generate revenues within the next 12 months, of which there can be no guarantee.  Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm's report to the financial statements included in the registration statement, of which this prospectus is a part.  Our ability to achieve our operational goals and commence our planned principal operations is entirely dependent upon the proceeds to be raised in this offering.  If we do not raise at least the minimum offering amount of $35,000, we will be unable to establish a base of operations, without which we will be unable to begin to generate any revenues.  The realization of sales revenues in the next 12 months is important for our plan of operations.  However, we cannot guarantee that we will generate such growth.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to stay in business.

We are attempting to build White Dental into a fully operational company.  In order to do so and begin generating revenues, we must:

1.

Accumulate an inventory of saleable merchandise:  We seek to be a retailer of dental supplies.  In order to do so, we must accumulate an inventory of saleable merchandise.  All merchandising activities are expected to be undertaken by Nancy White, our President, director and a shareholder.  To date, we have not purchased any inventory and do not have any ability to generate revenues.  Unless we begin to acquire inventory for sale, we will be unable to begin to generate revenues.

2.

Devise a marketing strategy:  We believe that devising a marketing strategy is important to establishing awareness of our company, attracting customers and generating sales.  Our promotional strategy will be focused on direct contact with dental professionals and other dental industry participants.  We plan to reach these potential customers through mailers, brochures, telephone calls or face-to-face contact.  Our management believes that the Internet plays an important role in generating brand awareness for businesses, regardless of whether the businesses are brick and mortar locations or solely web-based.  Therefore, to supplement our marketing efforts and to reach a broader base of consumers, we intend to establish a website.  We have reserved the domain name www.whitedentalsupply.com and are working to develop content.  We believe this site is an important facet in reaching prospective customers and for generating awareness of our company.  Our website is not currently functional.  Without a website, we may be unable to generate brand awareness or revenues.  We currently have no marketing strategies in place and our website is still in the development stage.

We currently have two officers, Nancy White and Michael White, both of whom also act as employees.  These individuals work for us on a part-time basis.  Nancy White is also our sole director and shareholder.

As of the date of this prospectus, White Dental has 10,250,000 shares of $0.001 par value common stock issued and outstanding.

White Dental's administrative office is located at 11677 N. 91st Place, Scottsdale, Arizona 85260, telephone (480) 330-1922.

Our fiscal year end is December 31.

Offering by White Dental Supply, Inc.

White Dental Supply, Inc. is offering, on a best-efforts, self-underwritten basis, a minimum of 700,000 and a maximum of 3,000,000 shares of the common stock at a price of $0.05 cents per share.  The proceeds from the sale of the shares by the Issuer in this offering will be payable to "William F. Doran Trust Account fbo White Dental" and will be deposited in a non-interest bearing bank account until the minimum offering proceeds are raised.  All subscription agreements and checks are irrevocable and should be delivered to William F. Doran, Attorney at Law.  Failure to do so will result in checks being returned to the investor who submitted the check.

All subscription funds will be held in escrow pending the achievement of the minimum offering and no funds shall be released to White Dental until such a time as the minimum proceeds are raised (see "Plan of Distribution").  Any additional proceeds received after the minimum offering is achieved will be immediately released to us.  The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed or (ii) 365 days from the date of this prospectus.  If the minimum offering is not achieved within 365 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  White Dental will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 30 days of the close of the offering.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.

White Dental Supply, Inc. will apply the proceeds from the offering to pay for computer hardware & software, website development & maintenance, marketing, office furniture, salaries (if any), office supplies, and general working capital.

White Dental Supply, Inc.'s Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to "Risk Factors" on page 6 and "Dilution" on page 11 before making an investment in our stock.

Summary Financial Information

The summary financial data are derived from the historical financial statements of White Dental.  This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheet Data

December 31, 2006
ASSETS
Current assets
Cash and equivalents	$5,310
Total current assets	5,310

Total assets	$5,310

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' equity
Common stock	10,250
Additional paid-in capital	9,750
(Deficit) accumulated during development stage	(14,690)
Total stockholders' equity	5,310

Total liabilities and stockholders' equity	$5,310

Statements of Operations Data

		March 29, 2006
		(Inception) to
	December 31, 2006	December 31, 2006

Revenue	$-	$-

Expenses:
Executive compensation	10,000	10,000
General and administrative expenses	4,690	4,690
Total expenses	14,690	14,690

Net (loss)	$(14,690)	$(14,690)

Net (loss) per share	$(0.00)

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Investors may lose their entire investment if we fail to implement our business plan.

White Dental Supply, Inc. was formed in March 2006.  We have no demonstrable operations record, on which you can evaluate our business and prospects.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition.  White Dental cannot guarantee that we will be successful in accomplishing our objectives.  To date, we have not generated any revenues and may incur losses in the foreseeable future.  If we fail to implement and create a base of operations for our proposed dental supplies business, we may be forced to cease operations, in which case investors may lose their entire investment.

If we are unable to continue as a going concern, investors may face a complete loss of their investment.

We have yet to commence our planned operations.  As of the date of this Prospectus, we have had only limited start-up operations and generated no revenues.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm's report to the financial statements included in the registration statement, of which this prospectus is a part.  If our business fails, the investors in this offering may face a complete loss of their investment.

Our officers and sole director work for us on a part-time basis.  As a result, we may be unable to develop our business and manage our public reporting requirements.

Our operations depend on the efforts of Nancy White, our President and sole director, and Michael White, our Treasurer.  Neither Mr. nor Mrs. White has experience related to public company management, nor as a principal accounting officer.  Because of this, we may be unable to offer and sell the shares in this offering and develop and manage our business.  We cannot guarantee you that we will overcome any such obstacle.

Mrs. White and Mr. White are involved in other business opportunities and may face a conflict in selecting between White Dental and their other business interests.  Namely, Mrs. White is currently a dental hygienist with Perfect Teeth and Mr. White is a supervisor with Medallic Art Company.  We have not formulated a policy for the resolution of such conflicts.  If we lose Mrs. White and Mr. White to other pursuits without a sufficient warning we may, consequently, go out of business.

White Dental Supply may not be able to attain profitability without additional funding, which may be unavailable.

We have limited capital resources.  To date, we have not generated cash from our operations.  Unless we begin to generate sufficient revenues from our proposed business objective of selling dental supplies to finance operations as a going concern, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to go out of business if additional financing is not available.  We have no intention of liquidating.  In the event our cash resources are insufficient to continue operations, we intend to raise addition capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate.  A possibility of such outcome presents a risk of complete loss of investment in our common stock.

Because of competitive pressures from competitors with more resources, White Dental Supply may fail to implement its business model profitably.

The market for customers is intensely competitive and such competition is expected to continue to increase.  We expect to compete with many online and physical retailers that either specialize in dental products or carry dental supplies as a complementary offering.  Dental products are sold at brick and mortar locations, such as dentists' offices and large retailers such as Wal-Mart and Target.  Online retailers are numerous and range from dental specific websites, such as Scott's Dental Supply and Pearson Dental Supplies, to sites that sell a large amalgam of products, like Amazon.com.

Generally, our actual and potential competitors have longer operating histories, greater financial and marketing resources, greater name recognition and an entrenched client base.  Therefore, many of these competitors may be able to devote greater resources to attracting customers and preferred vendor pricing.  There can be no assurance that our current or potential competitors will not stock comparable or superior products to those to we expect to offer.  Increased competition could result in lower than expected operating margins or loss of market share, any of which would materially and adversely affect our business, results of operation and financial condition.

We may be unable to generate sales without sales, marketing or distribution capabilities.

We have not commenced our planned business of selling dental supplies and do not have any sales, marketing or distribution capabilities.  We cannot guarantee that we will be able to develop a sales and marketing plan or to develop an effective chain of distribution.  In the event we are unable to successfully implement these objectives, we may be unable to generate sales and operate as a going concern.

We may be unable to obtain sufficient quantities of quality merchandise on acceptable commercial terms because we do not have long-term distribution and manufacturing agreements.

We intend to rely primarily on product manufacturers and third-party distributors to supply the products we plan to offer.  Our business would be seriously harmed if we were unable to develop and maintain relationships with suppliers and distributors that allow us to obtain sufficient quantities of quality merchandise on acceptable terms.  Additionally, we may be unable to establish alternative sources of supply for our products to ensure delivery of merchandise in a timely and efficient manner or on terms acceptable to us.  If we cannot obtain and stock our products at acceptable prices and on a timely basis, we may lose sales and our potential customers may take their purchases elsewhere.

Our revenue and gross margin could suffer if we fail to manage our inventory properly.

Our business depends on our ability to anticipate our needs for our as yet unidentified products and suppliers' ability to deliver sufficient quantities of products at reasonable prices on a timely basis.  Given that we are in the development stage we may be unable to accurately anticipate demand and manage inventory levels that could seriously harm us.  If predicted demand is substantially greater than consumer purchases, there will be excess inventory.  In order to secure inventory, we may make advance payments to suppliers, or we may enter into non-cancelable commitments with vendors.  If we fail to anticipate customer demand properly, a temporary oversupply could result in excess or obsolete inventory, which could adversely affect our gross margin.

If we do not successfully launch and subsequently expand our proposed Internet site, we may not be able to attract household consumers.

Our success will depend on our ability to develop and publish our proposed website.  This site is intended to play a vital role in our marketing and advertising activities, without which our ability to generate brand awareness will be limited.  If we fail to publish and subsequently upgrade our web site in a timely manner, we may lose potential customers, which would reduce our sales.  Furthermore, if we fail to expand the computer systems that we use to process and ship customer orders and process payments, we may not be able to successfully distribute customer orders.

If our computer systems and Internet infrastructure fail, we will be unable to conduct our business.

The performance of our computer hardware and the Internet infrastructure is critical to attract web users, new customers and commerce partners.  Any system failure that causes an interruption in service or a decrease in responsiveness of our web site could result in an impairment of traffic on our web site and, if sustained or repeated, could materially harm our reputation and the attractiveness of our brand name.  Our servers are vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering.  The occurrence of any of these events could result in interruptions, delays or cessation in services, which could have a material adverse effect on our business, result of operations and financial condition.  Any damage or failure that interrupts or delays our operations could have a material adverse effect on our business, result of operations and financial condition.  To the extent that we do not effectively address any capacity constraints, such constraints would have a material adverse effect on its business, result of operations and financial condition.

Failure by us to respond to changes in consumer preferences could result in lack of sales revenues and may force us out of business.

Any change in the preferences of our potential customers or developments in the dental products industry that we fail to anticipate and adapt to could reduce the demand for the dental supplies we intend to sell.  Decisions about our focus and the specific products we plan to offer will often be made in advance of entering the marketplace.  Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed products and lower profit margins.

Investors will have limited control over decision-making because Nancy White, our President, sole stockholder and sole director, controls all of our issued and outstanding common stock.

Nancy White, an executive officer, employee and sole director, beneficially owns 100% of the outstanding common stock.  As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors.  Assuming the minimum amount of shares of this offering is sold Mrs. White would retain 93.61% ownership in our common stock.  In the event the maximum offering is attained, Mrs. White will continue to own 77.36% of our outstanding common stock.  Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.  For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors.  This concentration of ownership limits the power to exercise control by the minority shareholders.

White Dental Supply may lose its top management without employment agreements.

Our operations depend substantially on the skills and experience of Nancy White, our President and sole director, and Michael White, our Treasurer.  We have no other full- or part-time employees besides these individuals.  Furthermore, we do not maintain key man life insurance on either of these two individuals.  Without employment contracts, we may lose either or both of our officers and sole director to other pursuits without a sufficient warning and, consequently, go out of business.

Both of our officers and our sole director are involved in other business opportunities and may face a conflict in selecting between our company and their other business interests.  In the future, either Mrs. White or Mr. White may also become involved in other business opportunities.  We have not formulated a policy for the resolution of such conflicts.  If we lose either or both of Mrs. White or Mr. White to other pursuits without a sufficient warning we may, consequently, go out of business.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.  Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.  Investors relying upon this misinformation may make an uninformed investment decision.

Certain Nevada corporation law provisions could prevent a potential takeover, which could adversely affect the market price of our common stock.

We are incorporated in the State of Nevada.  Certain provisions of Nevada corporation law could adversely affect the market price of our common stock.  Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us.  Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

The costs and expenses of SEC reporting and compliance may inhibit our operations.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with such requirements may be substantial.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

You may not be able to sell your shares in our company because there is no public market for our stock.

There is no public market for our common stock.  All of our currently issued and outstanding common stock is currently held by Mrs. Nancy White, an officer, employee and our sole director.  Therefore, the current and potential market for our common stock is limited.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution

Nancy White, who serves as our President and sole director, acquired 10,250,000 shares of our common stock at a price per share of $0.001.  Upon the sale of the common stock offered hereby, the investors in this offering will pay a price per share that substantially exceeds the value of our assets after subtracting liabilities and will experience an immediate and substantial "dilution."  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additional sales of our common stock in the future could result in further dilution.  Please refer to "Dilution" on page 11.

All of our issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended.  When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock, aggregating 10,250,000 shares of common stock, are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Sales of shares by our shareholders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

Special note regarding forward-looking statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

White Dental is offering for sale to the public up to 3,000,000 shares of its common stock, the net proceeds of which will be retained by us.  Without realizing the minimum offering proceeds of $35,000, we will not be able to commence planned operations and implement our business plan.  The table below lists intended uses of proceeds indicating the amount to be used for each purpose and the priority of each purpose, if all of the securities are not sold.  The timing of the use of proceeds will be in our sole discretion.

	Minimum		50% of Maximum		75% of Maximum		Maximum
	$	%	$	%	$	%	$	%
OFFERING PROCEEDS	35,000	100.00%	75,000	100.00%	112,500	100.00%	150,000	100.00%

OFFERING EXPENSES(1)
Transfer agent fees	500	1.43%	500	0.67%	500	0.44%	500	0.33%
Legal & accounting fees	3,000	8.57%	3,000	4.00%	3,000	2.67%	3,000	2.00%
Total offering expenses	3,500	10.00%	3,500	4.67.00%	3,500	3.11%	3,500	2.33%

Net proceeds from offering	31,500	90.00%	71,500	95.33%	109,000	96.89%	146,500	97.67%

USE OF NET PROCEEDS
Professional fees	10,000	28.57%	15,000	20.00%	20,000	17.78%	25,000	16.67%
Advertising & marketing	3,000	8.57%	6,000	7.00%	12,000	10.67%	24,000	16.00%
Inventory	5,000	14.29%	10,000	13.33%	15,000	13.33%	20,000	13.33%
Office equipment	3,000	8.57%	6,000	8.00%	9,000	8.00%	9,000	6.00%
Office supplies	500	1.43%	1,000	1.33%	1,500	1.33%	3,000	2.00%
Website development	3,500	10.00%	7,000	9.33%	10,000	8.89%	15,000	10.00%
Working capital	6,500	18.57%	26,500	35.33%	41,500	36.89%	50,500	33.67%

Total use of net proceeds	31,500	90.00%	46,500	93.00%	71,500	95.33%	146,500	97.67%

1.  The offering expenses are fixed and will not vary depending on the proceeds raised in the offering.

2.  The category of General Working Capital may include printing costs, postage, telephone services, overnight services and other operating expenses.

Determination of Offering Price

The offering price of the common stock of $0.05 per share has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to White Dental's assets, book value, historical earnings or net worth.  In determining the offering price, White Dental considered such factors as the prospects, if any, for similar companies, our anticipated results of operations, our present financial resources and the likelihood of acceptance of this offering.  No valuation or appraisal has been prepared for our business.  We cannot assure you that a public market for our securities will develop and continue or that the securities will ever trade at a price higher than the offering price.

Dilution

"Dilution" represents the difference between the offering price and the net book value per share of common stock immediately after completion of the offering.  "Net Book Value" is the amount that results from subtracting the total liabilities of White Dental Supply, Inc. from total assets.  In this offering, the level of dilution is substantial as a result of the low book value of White Dental's issued and outstanding stock.  Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $155,310 or $0.0117 per share.  Therefore, the purchasers of the common stock in this offering will suffer an immediate and substantial dilution of approximately $0.0383 per share while our present stockholders will receive an immediate and substantial increase of $0.0112 per share in the net tangible book value of the shares they hold.  This will result in an 76.56% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the shares in this offering:

	Assuming the sale by White Dental of:
	Minimum Offering	Maximum Offering
Offering price per share	$0.05	$0.05
Net tangible book value per share per share before offering	$0.0005	$0.0005
Increase attributable to existing shareholders	$0.0032	$0.0112
Net tangible book value per share per share after offering	$0.0037	$0.0117
Per share dilution	$0.0463	$0.0383
Dilution %	92.64%	76.56%

Plan of Distribution

There is no public market for our common stock.  Our common stock is currently held by one shareholder.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of White Dental's common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

White Dental Supply, Inc. is offering up to 3,000,000 shares of common stock on a best efforts basis utilizing the efforts of Mr. and Mrs. White, our executive officers.  Potential investors include family, friends and acquaintances of both Mr. and Mrs. White.  The intended methods of communication include, without limitation, telephone and personal contact.  In their endeavors to sell this offering, Mr. and Mrs. White do not intend to use any mass advertising methods such as the Internet or print media.

Funds received by the sales agents in connection with sales of our securities will be transmitted immediately into our escrow account until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Neither Mr. nor Mrs. White will receive commissions for any sales he/she originates on our behalf.  We believe that both Mr. and Mrs. White are exempt from registration as brokers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, both Mr. and Mrs. White:

1.

Are not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of their participation; and

2.

Are not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Are not an associated person of a broker or dealer; and

4.

Meet the conditions of the following:

a.

Primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.

Were not brokers or dealers, or associated persons of a broker or dealer, within the preceding 12 months; and

c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Our officers and our sole director may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold.  As of the date of this prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this prospectus, we have not identified the specific states, where the offering will be sold.  We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to William F. Doran Trust Account fbo White Dental ("Escrow Account").  All subscription agreements and checks should be delivered to William F. Doran.  Failure to do so will result in checks being returned to the investor, who submitted the check.  All subscription funds will be held in the Escrow Account pending achievement of the minimum offering and no funds shall be released to us until such a time as the minimum proceeds are raised.  The escrow agent will continue to receive funds and perform additional disbursements until either the maximum offering is achieved or a period of 365 days from the effective date of this offering, whichever event happens first.  Thereafter this agreement shall terminate.  If the minimum offering is not achieved within 365 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The offering will not be extended beyond 365 days from the effective date of this registration statement, of which this prospectus is a part.  The fee of the Escrow Agent is $500.00.  (See Exhibit 99(a).)

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to William Doran, Attorney at Law, 1717 E. Bell Road, Suite 1, Phoenix, AZ 85022.  All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement.  An investors' failure to pay the full subscription amount will entitle us to disregard the investors' subscription.  All subscription agreements and checks are irrevocable.  We reserve the right to either accept or reject any subscription.  Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once we accept a subscription, the subscriber cannot withdraw it.

Legal Proceedings

Our officers, employees and sole director have not been convicted in a criminal proceeding, exclusive of traffic violations.

Our officers, employees and sole director have not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our officers, employees and sole director have not been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against us.

No director, officer, significant employee or consultant of White Dental Supply, Inc. has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Directors, Executive Officers, Promoters and Control Persons

Directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Nancy White (2)	41	President, Secretary, CEO and Director	March 2006 - 2007

Michael R. White (2)	35	Treasurer	March 2006 - 2007

Notes:

1.

Our sole director will hold office until the next annual meeting of the stockholders, which shall be held in March of 2007, and until successors have been elected and qualified.  Our officers were appointed by our sole director and will hold office until she resigns or is removed from office.

2.

Both Mr. and Mrs. White have obligations to entities other than White Dental.  We expect both of these individuals to spend approximately 10-20 hours per week on our business affairs.  At the date of this prospectus, White Dental is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Nancy White, President: Ms. White graduated from the University of South Dakota in 1986.  She is a licensed Dental Hygienist and Certified Local Anestheologist.  She regularly attends classes at various area colleges and universities to maintain her certified status.  Mrs. White has been employed as a dental hygienist for the past 20 years.  Most recently, Ms. White has been employed at Perfect Teeth in Phoenix, Arizona, where she has been on staff for the past 8 years, since 1998.  She is responsible for performing adult and child prophies, performing advanced periodontal treatment and root lanning, administering local anesthesia, applying sealant materials and working with bleach trays.

Michael R. White, Treasurer:  Mr. White graduated Cum Laude from Iowa Lakes Community College in 1991.  Mr. White further pursued a Bachelor of Science Degree in Fine Arts at the University of Northern Iowa and a degree in Mass Communication at the University of South Dakota.  He is a supervisor in the Engraving/Reducing/3D CAD CNC Department at Medallic Art Company, where he has been employed for the past 9 years.  Mr.  White directs the overall operations of engraving, reducing, mold making, 3D CAD drawing, CNC setup, inventory, die production, software and quality control.

Family Relationships

Nancy White and Michael White are siblings.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of White Dental Supply, Inc.'s common stock by all persons known by White Dental to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Nancy White, President, Secretary and CEO	10,250,000	100.00%	77.36%

	All Directors and Officers as a group (1 person)	10,250,000	100.00%	77.36%

Notes:

1.

The address for Nancy White is c/o White Dental Supply, Inc., 11677 N. 91st Place, Scottsdale, Arizona 85260.

2.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.

Assumes the sale of the maximum amount of this offering (3,000,000 shares by White Dental).  The aggregate amount of shares to be issued and outstanding, assuming a maximum offering is 13,250,000.

Description of Securities

White Dental Supply, Inc.'s authorized capital stock consists of 100,000,000 shares of common stock and 100,000,000 shares of preferred stock, with each class having a $0.001 par value per share.

The holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors;

2.

Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

We have no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.  The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the law of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Non-Cumulative Voting

Holders of shares of White Dental Supply, Inc.'s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, White Dental Supply, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is the present intention of White Dental not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

1.

After this offering, we expect to furnish our shareholders with audited annual financial reports certified by our independent accountants.

2.

After this offering, we intend to file periodic and current reports required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission to maintain the fully reporting status.

3.

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Interest of Named Experts and Counsel

Legal Matters

The validity of the shares of common stock that we are registering hereby will be passed upon for us by Randy Brumbaugh, Esq., Glendora, California, who holds no interest in our common stock.

Experts

Moore & Associates, Chartered, independent registered public accounting firm, have audited our financial statements at December 31, 2006, as set forth in their report.  We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on Moore & Associates, Chartered's report, given on their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

White Dental Supply, Inc.'s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer.  See Item 24 "Indemnification of Directors and Officers," on page 38.

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization Within Last Five Years

White Dental Supply, Inc. was incorporated in Nevada on March 29, 2006.

Nancy White serves as our President, Secretary and sole director and Michael White serves as our Treasurer.

Please see "Recent Sales of Unregistered Securities" on page 38 for our capitalization history.

Description of Business

Business Development and Summary

White Dental Supply, Inc. was incorporated in Nevada on March 29, 2006.

Our administrative office is located at 11677 N. 91st Place, Scottsdale, AZ 85260.

Our fiscal year end is December 31.

We are a development stage company that plans to become a retailer of dental supplies.  We have initiated our development and start-up activities, but have not commenced planned principal operations.  As of the date of this prospectus, we have generated no revenues.  Our operations to date have been devoted to the following:

1.

Formation of the Company,

2.

Obtaining seed capital through sales of our common stock,

3.

Reserved a domain name at www.whitedentalsupply.com and

4.

Begun preliminary planning and design of our website.

Business of Issuer

Principal Products and Principal Markets

Our goal is to become a retailer of disposable and consumable prophylactic dental products, including, without limitation, pastes, brushes, sterilization products and other cleaning and preventive dental supplies.  We plan to target dental professionals, as well as home users, initially in the Phoenix, Arizona metropolitan area.

Our management believes that citizens in the United States and most other industrialized nations generally believe that regularly cleaning teeth is effective in improving oral health by reducing the occurrence of cavities, gingivitis and periodontal disease.  Since simple brushing, annual dental check-ups and other preventive activities are generally less expensive than visiting a dental professional to treat dental diseases and decay, an increasing number of consumers have recognized the cost effectiveness of practicing preventive dentistry.

The variety of potential product lines we may seek to carry in inventory is countless and each individual line may encompass dozens of stock keeping units of closely related issues.  The resulting number of possible stock keeping units numbers in the hundreds of thousands.  For instance, there are several major toothpaste manufacturers, such as Crest (which is owned by Proctor & Gamble) and Colgate (owned by Colgate-Palmolive), each of which produces a large variety of "flavors," whitening pastes, sizes and dispensers.  As a result, we will seek to select merchandise on the basis of salability and uniqueness.  Nancy White, our President, will undertake all merchandising activities.  We will not manufacture or produce any item in-house.  All products will be purchased from third-party manufacturers or suppliers.  We are in the process of identifying such suppliers and manufacturers, and have not made any determination which, if any we will contact.  We are still in the development stage, and we do not have any saleable inventory and have not yet identified any specific products, manufacturers or suppliers.

Distribution Methods of the Products

We initially intend to focus our sales efforts on establishing direct contact with dental professionals practicing in the Phoenix, Arizona metropolitan area.  Our direct sales methods will initially encompass mailers, brochures, telephone contact and face-to-face visits by our officers.  Our management believes that mailing lists targeting dental practitioners can be purchased at a relatively cost-effective basis and encompasses traditional mailing addresses, as well as e-mail addresses.  We may also elect to use telephone directories to compile a database of dental offices' phone numbers.  We do not have any arrangements to purchase mailings lists, have not begun to compile a list of telephone numbers nor have we formulated direct mail brochures.

In addition to a direct sales approach, we plan to establish a presence on the World Wide Web.  Our management believes that the Internet plays an important role in generating brand awareness and we have reserved the domain www.whitedentalsupply.com, which will initially serve mainly as an advertising and marketing tool.  The website is excepted to feature information about our company and the dental supplies we have yet to stock.  As our operations warrant and finances permit, it is our goal to eventually enable the website to become an e-commerce medium, whereby consumers and dental professionals will be able to purchase our products via the Internet.  Currently, the site is in development and has not been published.  A portion of the proceeds from the offering contemplated in this prospectus, is allocated to developing and establishing our Internet presence.

In addition, we plan to research the possibility of entering into strategic alliances to generate brand awareness and may allow us to capitalize on the larger product offerings of other companies.  We are in the process of identifying companies with vendor and affiliate programs that will allow us to either list and sell their existing real-time inventory on our proposed website or earn commissions based upon sales effected from our proposed website.  We have not yet published our website, nor have we identified or contacted any such vendors or affiliates.

From our inception to the date of this prospectus, we have not engaged in any sales activities.  We have no methods of distribution in place, nor do we have any merchandise to distribute.  However, it is anticipated that when we are required to fulfill customer orders, we will use general parcel services such as United Parcel Service, DHL and Federal Express.

Industry Background and Competition

The market for dental products is very competitive, highly fragmented and is characterized by pricing pressures, quality of customer service, breadth and depth of product selection, as well as convenience, reliability and accessibility.  We expect to compete with many online and physical retailers that either specialize in dental products or carry dental supplies as a complementary offering.  Our competitors can be divided into several groups:

1.

Local dental offices that sell products to supplement their income;

2.

Mass-market retailers and grocery and drug stores that may operate nationally, like Wal-Mart and Albertsons, or on a localized, sole proprietor basis;

3.

Wholesalers and manufacturers of dental supplies with direct sales capabilities; and

4.

Mail-order and on-line dental supply companies, such as Patterson Dental, Scott's Dental Supply and Pearson Dental Supplies.

Our management believes there exists significantly similar, and often competitively priced, merchandise sold by numerous competitors of varying sizes.  We are a start-up company without a base of operations and lacking an ability to generate sales.  As such, our competitive position is unfavorable in the general marketplace.  Unless we implement our planned operations and begin to generate revenues, we will not be able to maintain our operations.

Significantly all of our current and potential traditional competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than we do.  Our competitors may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory availability policies than we can.  Many of these current and potential competitors can devote substantially more resources to Web site and systems development than we can.  In addition, larger, more well-established and financed entities may acquire, invest in or form joint ventures with competitors or dental supply retailers.

Need for Government Approval of Principal Products

Any marketing, distribution and sale of the products we propose to sell will be subject to the requirements of various federal, state and local laws and regulations.  We will be subject to regulation by the Federal Food and Drug Administration, the Drug Enforcement Administration and the U.S. Department of Transportation.  Among the federal laws which may impact us are the Federal Food, Drug and Cosmetic Act, which regulates the advertising, record keeping, labeling, handling, storage and sale of drugs and medical devices which are expected to be distributed by us, and which may require us to be registered with the Federal Food and Drug Administration; the Safe Medical Devices Act, which may impose certain reporting requirements on us in the event of an incident involving serious illness, injury or death caused by a medical device that may be distributed by us; and the Controlled Substance Act, which regulates the record keeping, handling, storage and sale of drugs that we may sell, and which could require us to be registered with the Drug Enforcement Administration.  In addition, the transportation of certain products that may be distributed by us that are considered hazardous materials is subject to regulation by the U.S. Department of Transportation.

While we believe we are and will be in substantial compliance with the laws and regulations which regulate our business, and that we possess all the licenses required in the conduct of our business, the failure to comply with any of those laws or regulations, or the imposition of new laws or regulations could negatively impact our proposed business.

Effect of Existing or Probable Governmental Regulations

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to retailing or electronic commerce.  We do not currently provide individual personal information regarding our users to third parties and we currently do not identify registered users by age, nor do we expect to do so in the foreseeable future.  The adoption of additional privacy or consumer protection laws could create uncertainty in Web usage and reduce the demand for our products and services or require us to redesign our web site.

In addition to regulations applicable to businesses generally, we are regulated by federal, state or local governmental agencies with respect to the shipment of dental products.  We expect to rely upon our potential suppliers to meet the various regulatory and other legal requirements applicable to products that will be supplied by them to us.  However, we guarantee that such suppliers have in the past, or will in the future, always do so, or that their actions will be adequate or sufficient to satisfy all governmental requirements that may be applicable to these sales.  We would be fined or exposed to civil or criminal liability, and we could receive potential negative publicity, if these requirements were not to be fully met by suppliers or by us directly.

Number of total employees and number of full time employees

We are currently in the development stage.  During the development stage, we plan to rely exclusively on the services of Nancy White, President and director, and Michael White, our Treasurer, to set up our business operations.  Both Mr. and Mrs. White currently work for us on a part-time basis and each expect to devote approximately 10-20 hours per week to our business, or as needed.  There are no other full- or part-time employees.  We believe that our operations are currently on a small scale that is manageable by these individuals.

Reports to Security Holders

1.

After this offering, we will furnish our shareholders with audited annual financial reports certified by our independent accountants.

2.

After this offering, we will file periodic and current reports, which are required in accordance with Section 15(d) of the Securities Act of 1933, with the Securities and Exchange Commission to maintain the fully reporting status.

3.

The public may read and copy any materials White Dental Supply, Inc. files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Management's Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Management's Discussion

White Dental Supply, Inc. was incorporated in Nevada on March 29, 2006.  We are a startup and have not yet realized any revenues.  Our efforts have focused primarily on the development and implementation of our business plan.  No development related expenses have been or will be paid to our affiliates.

During the year ended December 31, 2006, we did not generate any revenues, and incurred a net loss of $14,690, attributable to $10,000 in executive compensation paid to Nancy White, our President, in the form of our common stock in lieu of cash and $4,690 in general and administrative expenses related to the cost of developmental activities.

We believe that our cash on hand as of December 31, 2006 in the amount of $5,310 is not sufficient to maintain our operations for the next approximately 12 months.  We are seeking to raise a minimum of $35,000 and a maximum of $150,000 in a public offering of our common stock.  It is anticipated that we will be able to initiate establishing a base of operations with at least the minimum amount sought in this offering.  In the event we are unable to raise at least the minimum amount of $35,000, we may be unable to conduct any operations and may consequently go out of business.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

In addition to raising capital through sales of our common equity, generating revenues from sales of our proposed business of selling dental supplies in the next six to 12 months is important to support our planned ongoing operations.  However, we cannot guarantee that we will generate any such revenues.  If we do not generate sufficient revenues and cash flows to support our operations over the next 12 to 18 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.

Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our current officers and sole director appear sufficient at this time.  Our officers and sole director work for us on a part-time basis, and are prepared to devote additional time, as necessary.  We do not expect to hire any additional employees over the next 12 months.

Our management does not expect to incur research and development costs.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of our sole director.  Additionally, we believe that this fact shall not materially change.

Plan of Operation

We seek to establish ourselves as a retailer of dental supplies.  In order to commence our planned principal operations, we must identify and contact potential manufacturers and suppliers of dental products, create and implement a marketing strategy and develop and publish our website as an advertising tool.  Our management designates the following as our priorities for the next six to 12 months:

1.

Identify dental product manufacturers and suppliers:  Our business model is to sell dental supplies to consumers and dental professionals.  We will not manufacture any products internally.  We rely solely upon the efforts of outside sources to develop and manufacture all products.  In order to obtain saleable merchandise, we must identify potential manufacturers and suppliers of dental products.  Our President, Nancy White, intends to identify potential suppliers through Internet searches, recommendations from her customers and through her experience and expertise as a dental hygienist.  We intend to initiate our research efforts within three months from the date of this registration statement, of which this prospectus is a part.  To date, we have not identified or contacted any manufacturers or suppliers.  Unless we begin to acquire inventory for sale, we will be unable to begin to generate revenues.

2.

Develop and implement a direct marketing strategy:  Within three months following this offering, assuming we have begun to obtain a saleable inventory of dental products, we expect to develop and implement a promotional strategy to generate awareness of our brand and proposed products.  Our management will attempt to establish direct relationships with dental professionals through telephone calls, mailers and face-to-face visits.  We plan to design, through the efforts of our management, print and electronic brochures and fliers to provide information about our company and the type of products we plan to offer.

We believe that there exist mailing lists, encompassing both traditional postal and electronic mail addresses, targeting dental professionals that are generally available for purchase from third party marketing companies.  We may also elect to use widely available telephone directories to compile a database of dental offices' phone numbers.  We have not identified any marketing companies selling mailing lists, we do not have any arrangements to purchase mailings lists, and have not begun to compile a list of telephone numbers nor have we formulated direct mail brochures.

We expect to continuously assess new marketing strategies; thus, we cannot predict whether the actual marketing and advertising efforts we implement will remain in its current form or not.  To date, we have not developed or implemented any marketing strategy.

3.

Establish our Internet presence:  We believe that developing a website is an important facet to complement our direct sales approach and in reaching a broader audience of prospective customers and generating awareness of our brand.  This site is initially intended to serve as a marketing and advertising tool, providing information about our company and our proposed product offerings.  We have reserved the domain name www.whitedentalsupply.com and are working to develop content for the web site.  However, it is our goal to refine and improve the web site as our capital permits and our operations warrant.  Our management hopes that we will be able to enable e-commerce functions to supplement our direct sales efforts, thereby enlarging our geographical and demographic reach.  In the event we raise the minimum proceeds from this offering, we do not believe we will have enough funds to design an Internet site capable of selling our dental supplies on-line.  Our website is not currently functional.  We anticipate having our website operational within three months of attaining the minimum proceeds from this offering.

Our cash on hand as of December 31, 2006, in the amount of $5,310, is not sufficient to finance our designated priorities.  As a result, we are seeking to raise a minimum of $35,000 and a maximum of $150,000 in a public offering of our common stock.  There are no formal or informal agreements to attain such financing and can not assure you that any financing can be obtained.  No alternative sources of funds are available to us in the event we do not raise adequate proceeds from this offering.  If we are unable to raise at least the minimum proceeds, we will not be able to implement any of our proposed business activities and may be forced to cease operations.

We believe that the proceeds of the minimum offering will be sufficient to satisfy the start-up and operating requirements for the next 12 months.  Depending on the outcome of this offering, we foresee one of the following basic scenarios:

Minimum Offering.  If we raise only the minimum of $35,000 in this offering, then we believe we will be able to execute our business plan adequately and operate as a going concern.  However, we do not expect to generate revenue in the first six months of operation from the date the first funds are received from escrow.

In the event this registration statement goes effective with the SEC, we will be required to file certain periodic and other reports, for which we have budgeted spending $10,000.  This amount includes accounting, legal and professional fees related to filing quarterly and annual reports through December 31, 2007.  All statements are to be filed in applicable periodic reports with the SEC in accordance with Item 310 of Regulation S-B.

Upon receipt of the net proceeds, we will immediately attempt to identify and contact potential supplies and manufacturers of dental supplies, if we have not done so already, and begin to purchase up to $5,000 in inventory from such potential suppliers and manufacturers.  To date, however, we have not identified and contacted any suppliers or manufacturers.

We also plan to begin the design of marketing materials to support our direct sales efforts.  We have allocated $3,000 toward printing and creation of print and electronic information brochures and fliers that we can mail, email, fax or hand out in person to prospective customers.  We may also use a portion of this amount to purchase address lists from third party marketing firms that we can use to contact dental professionals.  However, we have not identified any marketing companies from which to purchase mailing lists nor have we developed any direct or electronic informational pieces.

We have budgeted part of the proceeds of this offering toward developing and publishing of our Internet site at www.whitedentalsupply.com operational within.  For $3,500, we expect the site to be fully functional but may be limited in graphic appearance and depth.  As of the date of this registration statement, we have not begun development efforts and have not identified or contacted any Internet site developers.

50% of the Maximum Offering.  In the event we raise $75,000, or 50% of the maximum offering, our management will execute all of the plans expected to be implemented given the minimum proceeds are raised.  We also plan to significantly improve the appearance and functionality of our proposed web site over what we would have been able to afford given a minimum offering.

Our marketing budget would be increased to $6,000, allowing us the opportunity to choose between either increasing our direct sales efforts or implementing an online marketing campaign.  In the event we choose to initiate our online marketing and advertising efforts, we have identified a handful of online advertising products offered by Microsoft and Google.  Although we have not specifically dedicated the funds to any specific service, some of the services we are considering are Google AdWords and "Site Optimization and Search Engine Submissions" by Microsoft bCentral.  We anticipate that $3,000 of our $6,000 marketing allocation will be sufficient to obtain favorable placement on search engine listings.  With the anticipated increase in our marketing efforts, we plan to purchase up to $10,000 in inventory to prevent supply deficiency problems.

We have increased working capital significantly from $6,500 given a minimum offering to $26,500 to be kept in reserve for unforeseen expenses and/or opportunities.  Growth of the company should not be adversely impacted.  In the event sufficient sales are not generated in the first six to eight months, the company's growth could be slower than anticipated.

75% of the Maximum Offering.  In the event we raise $112,500, 75% of the maximum offering, we believe will be able to fully execute all of our planned objectives and business strategies.  However, we do not expect to generate revenue in the first six months of operation from the date the first funds are received from escrow.  Our management has allocated significantly greater funds to each of our uses of proceeds.  If we fully implement all of our business strategies we believe professional fees, namely accounting and legal fees, will be significantly higher.  Resultantly, we have budgeted $20,000, 100% more than our minimum offering, for professional fees.

Maximum Offering.  In the event we raise the maximum of $150,000, we believe we will be able to execute our business plan fully and may be presented with additional unforeseen and unpredictable opportunities or difficulties.  As a result, we have increased budgeted use of proceeds across the board.  If we raise the maximum proceeds sought in this offering, we will seek to enable our web site with e-commerce capabilities, which will allow us to sell dental supplies across a broader geographic region.  In support of a more robust web site, we have allocated $24,000 of the maximum offering proceeds to marketing and advertising efforts, at least half of which will be dedicated to directing traffic to our web site.  We have also increased the amount of inventory we plan to purchase to prevent potential supply issues.  Costs of operations are expected to be significant, although we cannot predict the types or magnitude of such.  We have set aside $50,500 to have in reserve.

All use of proceeds figures represent our management's best estimates and are not expected to vary significantly.  However, in the event we incur or expect to incur expenses materially outside of these estimates, we intend to file an amended registration statement, of which this prospectus is a part of, disclosing the changes and the reasons for any revisions.

Our ability to commence operations is entirely dependent upon the proceeds to be raised in this offering.  If we do not raise at least the minimum offering amount, we will be unable to establish a base of operations, without which we will be unable to begin to generate any revenues.  The realization of sales revenues in the next 12 months is important for our plan of operations.  However, we cannot guarantee that we will generate such growth.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to stay in business.

We currently do not have any material contracts and or affiliations with third parties.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Description of Property

White Dental Supply, Inc. uses office space at 11677 N. 91st Place, Scottsdale, Arizona 85260.  Mrs. Nancy White, our sole director and shareholder, is providing the office space, located at Mrs. White's primary residence, at no charge to us.  We believe that this arrangement is suitable given that our current operations are primarily administrative.  We also believe that we will not need to lease additional administrative offices for at least the next 12 months.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Certain Relationships and Related Transactions

In March 2006, we issued 10,000,000 shares of $0.001 par value common stock to Nancy White, an officer and our sole director, in exchange for services performed valued at $10,000, related specifically to the formation and organization of our corporation, as well as setting forth a business plan and operational objectives.

Also in March 2006, we issued 250,000 shares of $0.001 par value common stock to Nancy White, in exchange for cash in the amount of $5,000.

Additionally, we use office space and services provided without charge by Mrs. White.

Market for Common Equity and Related Stockholder Matters

Market Information

As of the date of this prospectus, there is no public market in our common stock.

As of the date of this prospectus,

1.

There are no outstanding options of warrants to purchase, or other instruments convertible into, common equity of White Dental Supply, Inc.;

2.

There are currently 10,250,000 shares of our common stock held by Nancy White, an officer, sole director and employee, that are ineligible to be sold pursuant to Rule 144 under the Securities Act, none of which we have agreed to register for sale;

3.

In the future, all 10,250,000 shares of common stock not registered under this Prospectus will be eligible for sale pursuant to Rule 144 under the Securities Act.

4.

Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this prospectus, White Dental Supply, Inc. has approximately 10,250,000 shares of $0.001 par value common stock issued and outstanding held by one shareholder of record.  Our Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

Dividends

White Dental Supply, Inc. has never declared or paid any cash dividends on its common stock.  For the foreseeable future, White Dental intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including White Dental's financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Executive Compensation

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compen-sation ($)

Nancy White	2007	0	0	0	0	0	0	0
President	2006	0	0	0	10,000	0	0	0

Michael White	2007	0	0	0	0	0	0	0
Treasurer	2006	0	0	0	0	0	0	0

Directors' Compensation

Our director is not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses.  We have no formal or informal arrangements or agreements to compensate our director for services she provides as a director of our company.

Employment Contracts And Officers' Compensation

Since our incorporation, we have not paid any compensation to our sole officer, director and employee.  We do not have employment agreements.  Any future compensation to be paid will be determined by our Board of Directors, and an employment agreement will be executed.  We do not currently have plans to pay any compensation until such time as we are cash flow positive.

Stock Option Plan And Other Long-Term Incentive Plan

We currently do not have existing or proposed option/SAR grants.

Financial Statements

(a)  Audited Financial Statements as of December 31, 2006

White Dental Supply, Inc.

(A Development Stage Company)

Audited Financial Statements

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

White Dental Supply, Inc.

Scottsdale, Arizona

We have audited the accompanying balance sheet of White Dental Supply, Inc. as of December 31, 2006, and the related statements of operations, stockholders' equity and cash flows from inception March 29, 2006, through December 31, 2006. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of White Dental Supply, Inc. as of December 31, 2006 and the results of its operations and its cash flows from inception March 29, 2006, through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred a net loss of ($14,690) for the period from March 29, 2006 (inception) to December 31, 2006, and having no sales which raises substantial doubt about its ability to continue as a going concern.  Management's plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Scottsdale, Arizona

January 22, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

F1

White Dental Supply, Inc.

(a Development Stage Company)

Balance Sheet

December 31,
2006

Assets

Current assets:
Cash	$5,310
Total current assets	5,310

$5,310

Liabilities and Stockholders' Equity

Stockholders' equity:
Common stock, $0.001 par value, 100,000,000 shares
authorized, 10,250,000 shares issued and	10,250
Additional paid-in capital	9,750
(Deficit) accumulated during development stage	(14,690)
(5,310)

$5,310

The accompanying notes are an integral part of these financial statements.

F2

White Dental Supply, Inc.

(a Development Stage Company)

Statements of Operations

		March 29, 2006
	December 31,	(Inception) to
	2006	December 31, 2006

Revenue	$-	$-

Expenses:
Executive compensation	10,000	10,000
General and administrative expense	4,690	4,690
Total expenses	14,690	14,690

(Loss) before provision for taxes	(14,690)	(14,690)

Provision for income taxes	-	-

Net (loss)	$(14,690)	$(14,690)

Weighted average number of
common shares outstanding - basic and fully diluted	10,241,906

Net (loss) per share-basic and fully diluted	$(0.00)

The accompanying notes are an integral part of these financial statements.

F3

White Dental Supply, Inc.

(a Development Stage Company)

Statement of Stockholders' Equity

				(Deficit)
				Accumulated
	Common Stock		Additional	During	Total
			Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

March 2006
Founders shares
issued for services	10,000,000	$10,000	$-	$-	$10,000

April 2006
Founders shares
Issued for cash	250,000	250	4,750	-	5,000

September 2006
Donated capital	-	-	5,000	-	5,000

Net (loss)
For the year ended
December 31, 2006	-	-	-	(14,690)	(14,690)

Balance, December 31, 2006	10,250,000	$10,250	$9,750	$(14,690)	$5,310

The accompanying notes are an integral part of these financial statements.

F4

White Dental Supply, Inc.

(a Development Stage Company)

Statements of Cash Flows

		March 29, 2006
		(Inception) to
	December 31, 2006	December 31, 2006
Cash flows from operating activities
Net (loss)	$(14,690)	$(14,690)
Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
Shares issued for services - related party	10,000	10,000
Net cash (used) by operating activities	(4,690)	(4,690)

Cash flows from financing activities
Donated capital	5,000	5,000
Issuances of common stock	5,000	5,000
Net cash provided by financing activities	10,000	10,000

Net increase in cash	5,310	5,310
Cash - beginning	0	0
Cash - ending	$5,310	$5,310

Supplemental disclosures:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-cash transactions:
Shares issued for services	$10,000	$10,000
Number of shares issued for services	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements.

F5

White Dental Supply, Inc.

(a Development Stage Company)

Notes

Note 1 - History and organization of the company

The Company was organized March 29, 2006 (Date of Inception) under the laws of the State of Nevada, as White Dental Supply, Inc.  The Company has limited operations and in accordance with Statement of Financial Accounting Standards No. 7 (SFAS #7), "Accounting and Reporting by Development Stage Enterprises," the Company is considered a development stage company.

The business of the Company is to sell dental supplies through direct marketing and via the internet.

Note 2 - Accounting policies and procedures

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of December 31, 2006.

Revenue recognition

The Company recognizes revenue and gains when earned and related costs of sales and expenses when incurred.

Advertising costs

The Company expenses all costs of advertising as incurred.  There were no advertising costs included in selling, general and administrative expenses for the three and nine month periods ended December 31, 2006.

Impairment of long-lived assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired.  No such impairments have been identified by management at December 31, 2006.

Loss per share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share".  Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period.  The Company had no dilutive common stock equivalents, such as stock options or warrants as of December 31, 2006.

Reporting on the costs of start-up activities

Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred.  SOP 98-5 is effective for fiscal years beginning after December 15, 1998.  With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2006.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.  Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

F6

White Dental Supply, Inc.

(a Development Stage Company)

Notes

Note 2 - Accounting policies and procedures (continued)

Income Taxes

The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

General and administrative expenses

The significant components of general and administrative expenses consists of meals and entertainment expenses, legal and professional fees, outside services, office supplies, postage, and travel expenses.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Dividends

The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

Recent pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning December 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

F7

White Dental Supply, Inc.

(a Development Stage Company)

Notes

Note 2 - Accounting policies and procedures (continued)

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154 (SFAS #154), "Accounting Changes and Error Corrections."  SFAS #154 requires retrospective application to prior-period financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  SFAS #154 also redefines "restatement" as the revising of previously issued financial statements to reflect the correction of an error.  This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  The adoption of SFAS #154 is not expected to have a material impact on the Company's financial statements and disclosures.

Year end

The Company has adopted December 31 as its fiscal year end.

Note 3 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred a net loss of ($14,690) for the period from March 29, 2006 (inception) to December 31, 2006, and had no sales.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.

The Company is contemplating conducting an offering of its equity securities to obtain operating capital.  In the event additional capital is required or if the offering is unsuccessful, the President of the Company has agreed to provide funds as a loan over the next twelve-month period, as may be required.  However, the Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing.  There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

These conditions raise substantial doubt about the Company's ability to continue as a going concern.  These financial statements do not include any adjustments that might arise from this uncertainty.

Note 4 - Income taxes

For the period ended December 31, 2006, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded.  In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2006, the Company had approximately $14,690 of federal and state net operating losses.  The net operating loss carryforwards, if not utilized, will begin to expire in 2023.

The components of the Company's deferred tax asset are as follows:

December 31,
2006
Deferred tax assets:
Net operating loss carryforwards	14,690
Total deferred tax assets	14,690

Net deferred tax assets before valuation allowance	14,690
Less: Valuation allowance	(14,690)
Net deferred tax assets	$ -0-

F8

White Dental Supply, Inc.

(a Development Stage Company)

Notes

Note 4 - Income taxes (continued)

For financial reporting purposes, the Company has incurred a loss in each period since its inception. Based on the available objective evidence, including the Company's history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2006.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

December 31,
2006
Federal and state statutory rate	$ (4,407)
Change in valuation allowance on deferred tax assets	4,407
$ -0-

Note 5 - Stockholders' equity

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock.

On March 28, 2006, the Company issued 10,000,000 shares of its par value common stock as founders' shares to an officer and director in exchange for services rendered in the amount of $10,000.

On April 7, 2006, the Company issued 250,000 shares of its par value common stock as founders' shares to an officer and director in exchange for cash in the amount of $5,000.

On September 8, 2006, the founding shareholder of the Company donated cash in the amount of $5,000.  The entire amount is considered donated capital and recorded as additional paid-in capital.

As of December 31, 2006, there have been no other issuances of common stock.

Note 6 - Warrants and options

As of December 31, 2006, there were no warrants or options outstanding to acquire any additional shares of common stock.

Note 7 - Related party transactions

The Company issued 10,000,000 shares of its no par value common stock as founders' shares to an officer and director in exchange for services rendered in the amount of $10,000.

The Company issued 250,000 shares of its no par value common stock as founders' shares to an officer and director in exchange for cash in the amount of $5,000.

A shareholder, officer and director of the Company donated cash to the Company in the amount of $5,000.  This amount has been donated to the Company, is not expected to be repaid and is considered additional paid-in capital.

The Company does not lease or rent any property.  Office services are provided without charge by an officer and director of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.  The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

F9

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

White Dental's Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer.  White Dental indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at White Dental's request as one of its officers or directors.  White Dental may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of White Dental's directors or officers.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, White Dental's best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered.  White Dental has agreed to pay all costs and expenses relating to the registration of its common stock.  All amounts are estimated.

EDGAR Conversion Fees	$ 500
Transfer Agent Fees	500
Accounting and Legal Fees	2,500
Total	$3,500

Recent Sales of Unregistered Securities.

On March 28, 2006, we issued 10,000,000 shares of our common stock to Nancy White, our founding shareholder and an officer and our sole director.  This sale of stock did not involve any public offering, general advertising or solicitation.  The shares were issued in exchange for services performed by the founding shareholder on our behalf in the amount of $10,000.  Mrs. White received compensation in the form of common stock for performing services related to the formation and organization of our Company, including, but not limited to, designing and implementing a business plan and providing administrative office space for use by the Company; thus, these shares are considered to have been provided as founder's shares.  Additionally, the services are considered to have been donated, and have resultantly been expensed and recorded as a contribution to capital.  At the time of the issuance, Mrs. White had fair access to and was in possession of all available material information about our company, as his is the sole officer and director of White Dental Supply, Inc.  The shares bear a restrictive transfer legend.  On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In March 2006, we sold 250,000 shares of our common stock to Nancy White, our founding shareholder.  The shares were issued for total cash in the amount of $5,000.  The shares bear a restrictive transfer legend.  At the time of the issuance, Mrs. White had fair access to and was in possession of all available material information about our company, as she is the sole officer and director of White Dental Supply, Inc.  The shares bear a restrictive transfer legend.  On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws
a) Articles of Incorporation
b) Restated Bylaws

5.	Opinion on Legality
Attorney Opinion Letter.

23.	Consent of Experts and Counsel
a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing.
b) Consent of Independent Registered Public Accounting Firm.

99.	Additional Exhibits
a) Escrow Agreement
b) Form of Subscription Agreement

Undertakings

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future.  The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

A.  The undersigned Registrant hereby undertakes:

(1)

To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

    (ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

    (iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

A.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the State of Arizona on January 26, 2007.

WHITE DENTAL SUPPLY, INC.
(Registrant)

By: /s/ Nancy White, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Nancy White	President, CEO and Director	January 26, 2007
Nancy White

/s/ Michael White	Chief Financial Officer	January 26, 2007
Michael White

/s/ Michael White	Chief Accounting Officer	January 26, 2007
Michael White